VERA BRADLEY TO ACQUIRE MAJORITY OWNERSHIP OF PURA VIDA

- Cash transaction expected to close in Vera Bradley’s second fiscal quarter -
FOR IMMEDIATE RELEASE

FORT WAYNE, Ind., June 20, 2019 - Vera Bradley, Inc. (NASDAQ: VRA; “Vera Bradley” or the “Company”), a leading American bag and luggage company and iconic lifestyle brand, today announced it has signed a definitive agreement to acquire a 75% interest in Creative Genius, Inc., which also operates under the name Pura Vida Bracelets (“Pura Vida”). Pura Vida, based in La Jolla, California, is a rapidly growing, digitally native, and highly engaging lifestyle brand that deeply resonates with its loyal consumer following. The Pura Vida brand has a differentiated and expanding offering of bracelets, jewelry, and other lifestyle accessories.

For the fiscal year ended December 31, 2018, Pura Vida reported total revenue of $68.3 million, net income of $3.8 million and adjusted EBITDA of $13.7 million. Vera Bradley’s revenues totaled $416.1 million for the fiscal year ended February 2, 2019, and as of that date, the Company had cash, cash equivalents, and investments totaling $156.6 million and no outstanding debt.

Robert Wallstrom, Chief Executive Officer of Vera Bradley, said, “The acquisition of Pura Vida is a terrific fit for Vera Bradley as we move into Year Two of our Vision 20/20 strategic plan and focus on growth. As we pursue ways to increase revenues, grow shareholder value, expand our customer community, and diversify the business, Pura Vida will be a great addition to our portfolio.

“Vera Bradley has grown into a $400+ million lifestyle brand by creating deep customer connections through fun, casual, comfortable, and affordable offerings. Likewise, Pura Vida has grown into a distinctive brand and market leader in the jewelry and accessories markets.”

Wallstrom continued, “Pura Vida is a highly differentiated lifestyle brand with uniquely strong products and amazing consumer loyalty. The brand resonates with individuals worldwide, creating a community of fun-loving, socially conscious, and stylish advocates, reflecting its potential to become a full-fledged lifestyle brand. We are thrilled to partner with founders Griffin Thall and Paul Goodman to help guide the brand to new heights.

“We have many similarities in our value-based cultures, in our authentic brands, and in our devoted customer bases and emotional customer connections. We will provide each other invaluable support as we grow our brands together. Vera Bradley will be able to leverage Pura Vida’s expertise around digital marketing and social customer engagement, and Pura Vida will be able to leverage our product design and development, infrastructure, and back office support capabilities.”

Griffin Thall and Paul Goodman, co-founders of Pura Vida, jointly noted, “We founded our company upon the ‘pura vida’ lifestyle of Costa Rica, encouraging the appreciation of life’s simple treasures. With Vera Bradley providing the financial, organizational, and operational infrastructure, the Pura Vida lifestyle can grow as high and far as we want it to. We are excited and proud to partner with a great lifestyle brand that embraces our mission to create sustainable jobs for artisans around the world and raise awareness for charities through products that give back.

“To take Pura Vida to the next level, we knew we needed a partner with a proven track record and who would be a good steward for the Pura Vida brand and company. Based on Vera Bradley’s experience building a leading authentic natural brand, they are the ideal partner to guide us through the next phase.”

“Much like Vera Bradley, Pura Vida was founded by two friends and exceptional entrepreneurs who built a dominant brand by relentlessly focusing on customer experiences and connections,” Wallstrom added. “Griffin and Paul are two visionary leaders who have brought the Pura Vida lifestyle brand to life.”

Transaction Details

Vera Bradley has agreed to purchase 75% ownership of Pura Vida for a cash consideration of $75 million, subject to certain purchase price adjustments, and up to $22.5 million in incremental earnout consideration, subject to certain performance-based targets for calendar year 2019. The transaction is not subject to any financing conditions. Vera Bradley’s existing available cash, cash equivalents, and investments will fund 100% of the purchase price. The transaction is expected to close late in Vera Bradley’s second quarter of fiscal 2020 and is subject to customary closing conditions, including the receipt of required regulatory approvals. The Board of Directors of Vera Bradley approved the transaction.

Vera Bradley has the right to acquire the remaining 25% stake in Pura Vida five years post-closing.

Pura Vida will operate as a subsidiary of Vera Bradley from its current headquarters in La Jolla, California, and will continue to be led by Thall and Goodman.

Strategic Rationale

Vera Bradley and Pura Vida are highly complementary businesses. Both companies have devoted, emotionally-connected, and multi-generational female customer bases; alignment as casual, comfortable, affordable, and fun lifestyle brands; positioning as “gifting” and socially-connected brands; strong, entrepreneurial cultures and shared values of ingenuity, tenacity, and optimism; a keen focus on community, charity, and social consciousness; complementary, multi-channel distribution strategies; and talented core leadership teams aligned and committed to the long-term success of their brands. Vera Bradley is focused on preserving Pura Vida’s brand independence and ensuring a smooth transition to the Vera Bradley family.

Vera Bradley values Pura Vida’s unique positioning as a digitally-native brand with a loyal and growing consumer following. Pura Vida will be able to utilize Vera Bradley’s infrastructure to support its growth.

Pura Vida has a strong growth profile, and the transaction is expected to be accretive to earnings in fiscal 2020 (fiscal year ending February 1, 2020).

Advisors

Vera Bradley’s financial advisor is Robert W. Baird & Co., and its legal advisor is Ice Miller LLP.  Pura Vida’s financial advisor is The Sage Group, LLC, and its legal advisor is Solomon Ward Seidenwurm & Smith LLP.

Call Information

A conference call to discuss the transaction is scheduled for today, Thursday, June 20, 2019, at 9:00 a.m. Eastern Time. A broadcast of the call will be available via Vera Bradley’s Investor Relations section of its website, www.verabradley.com. Alternatively, interested parties may dial into the call at (888) 204-4368, and enter the access code 7833699. A replay of the call will be available shortly after the conclusion of the call and remain available through Thursday, July 4, 2019. To access the recording, listeners should dial (844) 512-2921, and enter the access code 7833699.

About Vera Bradley

Vera Bradley is a leading designer of women’s handbags, luggage and travel items, fashion and home accessories, and unique gifts.  Founded in 1982 by friends Barbara Bradley Baekgaard and Patricia R. Miller, the brand’s innovative designs, iconic patterns, and brilliant colors continue to inspire and connect women unlike any other brand in the global marketplace.

Vera Bradley offers a multi-channel sales model as well as a focus on service and a high level of customer engagement. The Company sells its products through two reportable segments: Direct and Indirect. The Direct business consists of sales of Vera Bradley products through the Company’s full-line and factory outlet stores throughout the United States, verabradley.com, the Company’s online outlet site, and its annual outlet sale in Fort Wayne, Indiana. The Indirect business consists of sales of Vera Bradley products to approximately 2,200 specialty retail locations, substantially all of which are located in the United States, as well as sales to select department stores, national accounts, third party e-commerce sites, and third-party inventory liquidators, and royalties recognized through licensing agreements.

The Company’s commitment to bringing more beauty into women’s lives includes its dedication to breast cancer research through the Vera Bradley Foundation for Breast Cancer for which they have raised over $32 million to date.

For more information about Vera Bradley, visit www.verabradley.com or follow the brand @VeraBradley on Twitter and Instagram.

About Pura Vida

Griffin Thall and Paul Goodman, two Southern California friends traveling through Costa Rica on a post-college graduation trip in 2010, crossed paths with two bracelet artisans, Jorge and Joaquin, who were living in poverty. Jorge and Joaquin made beautiful, colorful handmade bracelets that seemed to capture the essence of their journey. Thall and Goodman asked the artisans to make 400 bracelets to take home with them.

Upon returning to San Diego, the pair placed the bracelets in a bowl at a local boutique. Within days, the bracelets sold out and customers were clamoring for more. Thall and Goodman quickly recognized the significance of these simple string bracelets. They were more than just ordinary friendship bracelets; they symbolized a movement valuing the simple things in life. So, Pura Vida, which means “pure life” in Spanish and is a philosophy that encourages the appreciation of life’s simple treasures, was born.

In the early days, the pair were only selling a few bracelets a week. Today, millions of people around the world wear the bracelets, and Pura Vida’s artisan community has expanded from Costa Rica to El Salvador, India, and more. Today, over 650 artisans can depend on steady income in positive working environments, thanks to the support of Pura Vida customers.

Giving back is a core belief at Pura Vida and the impetus for the Pura Vida Charity Collection. Since 2010, Pura Vida has partnered with over 174 different charities around the world and has donated more than $1.7 million to causes they believe in.

Pura Vida has expanded its collection from bracelets to other jewelry items and accessories. The company is headquartered in La Jolla, California. Visit www.PuraVidaBracelets.com for more information or follow the brand @puravidabrac on Twitter or @puravidabracelets on Instagram.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Vera Bradley, Inc. and its subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements regarding the expected benefits and costs of the transaction contemplated by the purchase agreement by and between Vera Bradley and Pura Vida; the expected timing of the completion of the acquisition; the ability of Vera Bradley and Pura Vida to complete the acquisition considering the various conditions to the transaction, some of which are outside the parties’ control, including those conditions related to regulatory approvals; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the acquisition may not be timely completed, if at all; that, prior to the completion of the transaction, Pura Vida’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks that are described in Vera Bradley’s latest Annual Report on Form 10-K and its other filings with the SEC. Vera Bradley and Pura Vida assume no obligation and do not intend to update these forward-looking statements.

Non-GAAP Financial Measures

To provide investors with additional information regarding Pura Vida’s financial results, this press release includes references to EBITDA and Adjusted EBITDA, which are non-GAAP financial measures. Vera Bradley defines EBITDA as net income (loss) before interest, taxes, depreciation and amortization. Vera Bradley defines adjusted EBITDA as net income (loss) before interest, taxes, depreciation, amortization, and other adjustments as described in the reconciliation accompanying this press release. The Company has provided a reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial measure, which is net income, within this press release. The non-GAAP measures presented in this release are not measures of performance under GAAP. These measures should not be considered as alternatives for the most directly comparable financial measures calculated in accordance with GAAP. Other companies in our industry may define these non-GAAP measures differently and, as a result, these non-GAAP measures may not be comparable to similarly titled measures used by other companies; and certain of our non-GAAP financial measures exclude financial information that some may consider important in evaluating our performance.

Contacts

Vera Bradley Investors:
Julia Bentley, VP of Investor Relations and Communications
jbentley@verabradley.com
(260) 207-5116

Vera Bradley Media:
877-708-VERA (8372)
Mediacontact@verabradley.com